UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange
1.250% Notes due 2025	BLK25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2021, the Board of Directors (the “Board”) of BlackRock, Inc. (the “Company”) approved the filing of a Certificate of Change of Registered Agent and/or Registered Office (the “Certificate of Change”) with the Secretary of State of Delaware to change the Company’s registered agent to the Corporation Service Company, and its registered office to 251 Little Falls Drive, County of New Castle, Wilmington, Delaware 19808. The Certificate of Change became effective upon the Company’s filing of the Certificate of Change with the Secretary of State of Delaware on July 22, 2021. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On July 21, 2021, the Board also approved conforming amendments to the Company’s Amended and Restated Bylaws to update the Company’s registered agent and registered office, effective as of the filing of the Certificate of Change with the Secretary of State of Delaware. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Change of Registered Agent and/or Registered Office.

3.2	Amended and Restated Bylaws of BlackRock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ R. Andrew Dickson III
Date: July 23, 2021	R. Andrew Dickson III
Corporate Secretary